NEWS RELEASE:
From CUNA Mutual Group Public Relations www.cunamutual.com and Madison Investment Advisors, Inc. www.madisonadv.com

For more information:
Jim Buchheim 800/356.2644 ext. 6327 jim.buchheim@cunamutual.com
Larry Tabak 800/767.0300 ext. 155 larryt@madisonadv.com

     CUNA MUTUAL GROUP AND MADISON INVESTMENT ADVISORS, INC. ANNOUNCE JOINT
                                     VENTURE

MADISON, Wis. - Madison Investment Advisors, Inc., a highly respected Madison-based investment firm and CUNA Mutual Group's MEMBERS Capital Advisors, Inc. are forming a joint venture - Madison Asset Management, LLC - which will provide clients access to an even broader array of investment managers and products.

This joint venture arrangement allows Madison Investment Advisors and CUNA Mutual to leverage their current capabilities and strengths. For Madison Investment Advisors, the joint venture arrangement adds approximately $5 billion in assets under management. It allows CUNA Mutual to focus on developing competitive retirement focused products and services, including its pension and 401(k) products, annuities, life and long-term care products.

Professional staff currently associated with the funds and managed accounts will be offered employment by Madison Asset Management.

"While many investment firms have reduced staff, downsized or restructured as a result of the difficult markets over the last two years, MCA and MIA have decided to strengthen their capabilities, which will benefit both entities and our customers," said Jim Metz, Chief Operating Officer of the Asset Management business line of CUNA Mutual.

Since 1974, MIA has served investment management clients with a blend of investment philosophy and process, disciplined thinking and a spirit of independence. MIA and its subsidiaries manage an aggregate of approximately $7.5 billion of actively managed mutual funds, fixed-income portfolios, risk-sensitive equity accounts and personalized balanced portfolios. MIA is a 100-percent employee-owned firm with roughly 75 full-time staffers, including 42 investment professionals, in offices in Madison, Scottsdale, Ariz., and Chicago. MIA and its subsidiaries specialize in separate account management for high-net worth and institutional investors, provide asset management for insurance companies and manage the Madison Mosaic Family of Mutual Funds.

"This allows us to continue to focus on delivering the best investment management possible, while acquiring additional assets, research capabilities and investment disciplines for our clients" said Frank Burgess, MIA's founder and President. More information on the company is available on the company's Web site at www.madisonadv.com.

MEMBERS Mutual Funds and the MEMBERS Managed Account Programs will continue to be offered through CUNA Brokerage Services as well as through other approved broker-dealers. The Ultra Series Fund will continue to serve as one of the investment options that support the MEMBERS variable insurance products, including variable annuities, and within the marketed CUNA Mutual Group 401(k) plans. The funds will also benefit from this arrangement by leveraging the distribution arrangements Madison Investment Advisors has for its existing products.

CUNA Mutual Group is a leading provider of financial services to credit unions, their members and valued customers worldwide. With more than 70 years of market commitment, CUNA Mutual's vision is unwavering: to be a trusted business partner who delivers service excellence and customer-focused, best-in-class products and market-driven innovation. More information on the company is available on the company's Web site at www.cunamutual.com.

                                      # # #

Please Note That This Is Not Intended To Be A Solicitation For Proxy. The MEMBERS Mutual Funds And Ultra Series Fund Will File A Proxy Statement With The Securities And Exchange Commission ("SEC"). All Shareholders Are Advised To Read The Proxy Statement In Its Entirety When It Becomes Available, Because It Will Contain Important Information Regarding The Proposals, The Persons Soliciting Proxies in Connection With The Proposals And The Interests Of These Persons In the Proposals and Related Matters. The Proxy Statement Will Be Mailed to Record Date Shareholders Once It Is Effective. Shareholders May Obtain a Free Copy Of The Proxy Statement, When Available, And Other Documents Filed With The SEC At The SEC's Website At WWW.SEC.GOV. In Addition To The Proxy Statement, The MEMBERS Mutual Funds and Ultra Series Fund May File Annual, Quarterly And Special Reports, Proxy Statements And Other Information With The SEC. You May Read And Copy Any Reports, Statements Or Other Information Filed By MEMBERS Mutual Funds And Ultra Series Fund At The SEC's Public Reference Rooms At 100 F Street, N.E., Washington, D.C. 20549 And At The SEC's Regional Offices In New York At 233 Broadway, New York, New York 10279 And In Chicago At 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

Participants In The Solicitation. The MEMBERS Mutual Funds and Ultra Series Fund Trustees May Be Soliciting Proxies From Shareholders In Favor Of The Proposals. Any Direct Or Indirect Interest Of The Participants In The Solicitation Will Be Described In The Proxy Statement.

WHAT ARE THE TOP FIVE TALKING POINTS TO TELL OUR CREDIT UNION CUSTOMERS?
  1. This is a joint venture. CUNA Mutual retains a SUBSTANTIAL FINANCIAL INTEREST IN THE VENTURE, it retains a SUBSTANTIAL INFLUENCE IN THE GOVERNANCE of the firm which includes THREE OF THE SIX ADVISORY BOARD MEMBER POSITIONS and has a significant stake in the firm's long term success.
  2. This arrangement ENSURES CONSISTENCY. We're maintaining the SAME FUND NAMES, THE SAME SALES PEOPLE AND THE SAME FUND MANAGERS. Those who were managing the money with MEMBERS Capital Advisors will continue to manage the money as employees of the new firm after the joint venture is closed at the end of June.
  3. Madison Investment Advisors, is a HIGHLY RESPECTED, CAPABLE investment management firm. To learn more about the firm, visit their web-site at www.madisonadv.com.
  4. There should be LITTLE IMPACT ON CUSTOMERS other than the name of the investment advisor firm.
  5. CUNA Mutual will now provide GREATER OBJECTIVITY and best of breed products in both our retirement and annuity platforms (no proprietary product push).

WHO IS MADISON INVESTMENT ADVISORS (MIA)?
  o Founded in 1974, MIA is located in Madison, WI, with offices in Scottsdale, AZ and Chicago, IL. The firm employs 75 people with 42 investment professionals.
  o  Highly successful organization
  o  100% employee-owned
  o To learn more about Madison Investment Advisors visit their web-site at www.madisonadv.com

WHAT'S THE NATURE OF THE AGREEMENT?
  o Joint venture with Madison Asset Management, LLC (MAM); Registered Investment Advisor (RIA) of Madison Investment Advisors.
  o  MAM will acquire, manage and distribute the funds and managed accounts
  o  All impacted employees will transfer to MAM
  o  Retain the name "MEMBERS" and "Ultra Series Fund"
  o  Retain the same brand look and feel
  o  Distribution through Mosaic Funds Distributors

WHY DID WE CHOOSE TO DO THIS?
  o A joint venture agreement allows us to stay fully engaged in the success of these funds and products, while leveraging the scale and expertise of a highly regarded money manager also located in Madison.
  o Allows CUNA Mutual the opportunity to focus our resources entirely on providing products and services that target the retirement needs of middle-America, leveraging our insurance company capabilities while outsourcing the investment management expertise to a highly capable investment manager.

HOW DOES THIS IMPACT OUR CREDIT UNION CUSTOMERS?
  o  No impact to our credit union customers.
  o CUNA Mutual Group remains committed to providing competitive products focused on retirement - annuities, pension and 401(k).

  o We will retain a close relationship with MAM and will work very closely with them to assure mutual fund and managed account products remain competitive.
  o  No impact on direct or indirect revenue received by the credit union.

HOW DOES THIS IMPACT CUSTOMERS OR EMPLOYEES WHO HOLD THESE FUNDS OR MANAGED ACCOUNTS?
  o  The decision should have little impact on member or employee customers.
  o MEMBERS Mutual Funds (MMF) and Ultra Series Fund (USF) - including variable annuity and variable universal life -- will be asked to vote on the change through a proxy solicitation.
  o Accounts still maintained with existing broker dealer (CBSI or other) or fund direct.

WHAT IS THE BENEFIT TO CUSTOMERS/SHAREHOLDERS?
  o  Same quality experience; little change overall
  o CUNA Mutual will now provide greater objectivity in both our retirement and annuity platforms (no proprietary product push)
  o  Adding all the resources and expertise of MIA
  o  Customers will have access to best-in-breed products
  o  Experienced and highly regarded fund manager
  o  Expenses are capped at 12/31/08 levels for at least two years

WHAT IS THE BENEFIT TO CUNA MUTUAL?
  o Allows us the ability to focus our resources entirely on providing products and services that target the retirement needs of middle-America.
  o  Reduces fixed expenses.
  o  Provides continued revenue from products created by CUNA Mutual

WHAT IS THE TIMING?
  o Credit union customer communication announcing joint venture late week of 4/13 or early week of 4/20.
  o  MMF Letters, FAQ's and Proxy will be mailed on May 1 to May 4.
  o  USF Letters, FAQ's and Proxy will be mailed on May 5 and May 6.
  o Managed Account (MAP/IMAP) clients will be mailed a negative consent letter on Monday, April 24.
  o  Shareholder meeting on June 25.
  o  Expected closing on June 30.

HOW WILL WE WORK WITH MADISON ASSET MANAGEMENT TO PROMOTE THESE PRODUCTS?
  o Retirement Plans: We will continue to offer our Pension/401(k) products as we always have. The difference will simply be that the manager of some of the core fund offerings will now be Madison Asset Management instead of MEMBERS Capital Advisors
  o Institutional Managed Accounts: We anticipate continuing to offer the institutional managed account program, but the management of the assets will be Madison Asset Management instead of MEMBERS Capital Advisors.

HOW WILL THIS IMPACT MY COMPENSATION AND SALES POINTS?
  o  We see no impact on compensation or sales points.

WHERE DO I GO FOR ADDITIONAL INFORMATION?
  o  Call [       ] for additional product related details.

                                    ###

 CUNA MUTUAL GROUP AND MADISON INVESTMENT ADVISORS, INC. ANNOUNCE JOINT VENTURE

On Wednesday, April 15, CUNA Mutual Group signed an agreement to establish a joint venture with Madison, Wisconsin based Madison Investment Advisors (MIA) under the name of Madison Asset Management, LLC (MAM). The purpose of Madison Asset Management will be to acquire the administration and management of the MEMBERS Mutual Funds, Ultra Series Fund and certain managed account portfolios currently administered and managed by MEMBERS Capital Advisors (MCA), CUNA Mutual Group's Registered Investment Advisor affiliate.

WHY DID CUNA MUTUAL ENTER INTO THIS ARRANGEMENT?
This joint venture arrangement allows CUNA Mutual to focus on developing competitive retirement focused products and services, including its pension and 401(k) products, annuities, life and long-term care products. CUNA Mutual retains a substantial financial interest in the joint venture and in its long term success. It will also maintain three of the six seats on Madison Asset Management's advisory board.

WHO IS MADISON INVESTMENT ADVISORS?
Since 1974, MIA <link to www.madisonadv.com> has served investment management clients with a blend of investment philosophy and process, disciplined thinking and a spirit of independence. MIA and its subsidiaries manage an aggregate of approximately $7.5 billion of actively managed mutual funds, fixed-income portfolios, risk-sensitive equity accounts and personalized balanced portfolios. MIA is a 100-percent employee-owned firm with roughly 75 full-time staffers, including 42 investment professionals, in offices in Madison, Scottsdale, Ariz., and Chicago. MIA and its subsidiaries specialize in separate account management for high-net worth and institutional investors, provide asset management for insurance companies and manage the Madison Mosaic Family of Mutual Funds.

HOW DOES THIS IMPACT MY CREDIT UNION, MY MEMBERS AND MY EMPLOYEES?
There will be little to no impact to your credit union, your members and your employees. This arrangement ENSURES CONSISTENCY. We're maintaining the SAME FUND NAMES, THE SAME SALES PEOPLE AND THE SAME FUND MANAGERS. MEMBERS Capital Advisors staff currently associated with the funds and managed accounts will be offered employment by Madison Asset Management.

MEMBERS Mutual Funds and the MEMBERS Managed Account Programs will continue to be offered through CUNA Brokerage Services as well as through other approved broker-dealers. The Ultra Series Fund will continue to serve as one of the investment options that support the MEMBERS variable insurance products, including variable annuities, and within the marketed CUNA Mutual Group 401(k) plans. The funds will also benefit from this arrangement by leveraging the distribution arrangements Madison Investment Advisors has for its existing products.

Shareholders of MEMBERS Mutual Funds and beneficial owners of the Ultra Series Fund will receive a proxy mailing in early May where they will be asked to vote their approval of the change. Account holders of the MEMBERS Managed Account Program and Institutional Managed Account Program will receive notice of the proposed changes in late April.

"While many investment firms have reduced staff, downsized or restructured as a result of the difficult markets over the last two years, MCA and MIA have decided to strengthen their capabilities, which will benefit both entities and our customers," said Jim Metz, Chief Operating Officer of the Asset Management business line of CUNA Mutual.

Upon approval by shareholders and beneficial owners, the agreement is expected to close on June 30, 2009.

                                     #  #  #

Please Note That This Is Not Intended To Be A Solicitation For Proxy. The MEMBERS Mutual Funds And Ultra Series Fund Will File A Proxy Statement With The Securities And Exchange Commission ("SEC"). All Shareholders Are Advised To Read The Proxy Statement In Its Entirety When It Becomes Available, Because It Will Contain Important Information Regarding The Proposals, The Persons Soliciting Proxies in Connection With The Proposals And The Interests Of These Persons In the Proposals and Related Matters. The Proxy Statement Will Be Mailed to Record Date Shareholders Once It Is Effective. Shareholders May Obtain a Free Copy Of The Proxy Statement, When Available, And Other Documents Filed With The SEC At The SEC's Website At WWW.SEC.GOV. In Addition To The Proxy Statement, The MEMBERS Mutual Funds and Ultra Series Fund May File Annual, Quarterly And Special Reports, Proxy Statements And Other Information With The SEC. You May Read And Copy Any Reports, Statements Or Other Information Filed By MEMBERS Mutual Funds And Ultra Series Fund At The SEC's Public Reference Rooms At 100 F Street, N.E., Washington, D.C. 20549 And At The SEC's Regional Offices In New York At 233 Broadway, New York, New York 10279 And In Chicago At 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

Participants In The Solicitation. The MEMBERS Mutual Funds and Ultra Series Fund Trustees May Be Soliciting Proxies From Shareholders In Favor Of The Proposals. Any Direct Or Indirect Interest Of The Participants In The Solicitation Will Be Described In The Proxy Statement.